Exhibit 99.1

Pacific Premier Bancorp, Inc. Announces Approval of All Proposals Presented
at the 2012 Annual Meeting of Stockholders

COSTA MESA, Calif., May 31, 2012 /PRNewswire/ -- Pacific Premier Bancorp, Inc. (NASDAQ: PPBI) (the "Company"), the holding company of Pacific Premier Bank, announced that all of the eleven proposals considered at the annual meeting of stockholders held on May 30, 2012 were approved by more than 80% of the shares entitled to vote.  The proposals approved at the annual meeting of stockholders included management’s proposals relating to corporate governance matters, such as the elimination of the Company’s classified Board of Directors, reduction of the vote requirements for certain actions requiring stockholder approval and elimination of the limitation on the ability of stockholders to vote shares in excess of specified ownership thresholds.

Steven R. Gardner, President and Chief Executive Officer of the Company, commented on the results of the annual meeting, “We are pleased with the overwhelming response that each of the Company’s proposals received from our stockholders.  The corporate governance changes that we proposed were the result of an undertaking by our Board of Directors that was designed to make the Board even more accountable to our stockholders and is a clear sign of the Board’s commitment to sound corporate governance and shareholder rights.”

About Pacific Premier Bancorp, Inc.

The Company owns all of the capital stock of Pacific Premier Bank.  Pacific Premier Bank provides business and consumer banking products to its customers through our ten full-service depository branches in Southern California located in the cities of Costa Mesa, Huntington Beach, Los Alamitos, Newport Beach, Palm Desert, Palm Springs, San Bernardino and Seal Beach.

FORWARD-LOOKING STATEMENTS

The statements contained herein that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on the Company.  Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company.  There can be no assurance that future developments affecting the Company will be the same as those anticipated by management.  The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements.  These risks and uncertainties include, but are not limited to, the following:  the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the willingness of users to substitute competitors’ products and services for the Company’s products and services; the impact of changes in financial services policies, laws and regulations and of governmental efforts to restructure the U.S. financial regulatory system; technological changes; the effect of acquisitions that the Company may make, if any, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions; changes in the level of the Company’s nonperforming assets and charge-offs; oversupply of inventory and continued deterioration in values of California real estate, both residential and commercial; the effect of changes in accounting policies and practices, as may be adopted from time-to-time by bank regulatory agencies, the Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters; possible other-than-temporary impairments of securities held by us; changes in consumer spending, borrowing and savings habits; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; ability to attract deposits and other sources of liquidity; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; unanticipated regulatory or judicial proceedings; and the Company’s ability to manage the risks involved in the foregoing.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the 2011 Annual Report on Form 10-K of Pacific Premier Bancorp, Inc. filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

Contact:

Pacific Premier Bancorp, Inc.

Steven R. Gardner
President/CEO
714.431.4000

Kent J. Smith
Executive Vice President/CFO
714.431.4000